Inphi Corporation Stock Option Exchange Offer Employee Presentation Exhibit (a)(1)(L)

Stock Option Exchange Offer
Presentation Objectives
• Offer Overview
• Key Terms & Concepts
• Eligibility Conditions
• How the Exchange Works
• How to Participate
• Taxation Highlights
• Contacts for Further Information
1  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
Offer Overview
• Eligible employees will have the opportunity to exchange certain
“underwater” options for a lesser number of options with a lower exercise price.
• Participation in the Exchange is completely voluntary; you have the sole discretion as to whether or not to participate.
• Inphi has not authorized any person to make any recommendation on the
Company’s behalf as to whether or not you should accept this Offer.
• The Exchange will take place for those employees that wish to participate regardless of the extent of participation of all the eligible employees.
2  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
Key Terms
• Option: the right to purchase shares of Inphi common stock at a set price and at a specified period of time
• Exercise price: the “purchase price” of the stock underlying the option, typically the market price of the stock on the date the option is granted
• “Underwater”: when the exercise price is greater than the current market price of the underlying stock (also known as “out-of-the-money”)
• Exchange ratio: the number of options that will need to be surrendered to obtain replacement options under the Offer
3  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
Eligibility Conditions – Who can participate?
Eligible
• A United States employee
• Employee of a subsidiary or
branch office in Japan, Korea,
Singapore or the United Kingdom
• Employed on the date the
Exchange began 9/20/2012
through the date replacement
options are granted (Oct 22 or
shortly thereafter)
• Not otherwise excluded
Excluded
• Members of the Board of
Directors
• Named executive officers
• Certain other employees based
on special circumstances
You must complete all necessary election forms (more on that later).
You must hold Eligible Options.
4  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
Eligibility Conditions – Which options are eligible?
• Outstanding, vested or unvested, options to purchase Inphi common stock
• With an exercise price per share that is U.S. $16.63
• Granted under the Inphi Corporation 2010 Stock Incentive Plan between
January 2011 and July 2011
5  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
How the Exchange Works – In General
• If you choose to participate in the Offer you can surrender eligible options
(as few or as many grants as you wish).
– Partial eligible options cannot be accepted.  That is, if you choose to participate you must exchange all of the outstanding shares subject to a particular eligible option.
• In exchange, you will receive a certain number of replacement options.
• The number of replacement options you receive will be determined by the applicable Exchange Ratio.
6  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
How the Exchange Works – Exchange Ratio
A greater number of eligible options must be exchanged for a lesser number of replacement options.
The Compensation Committee has established 3 exchange ratios, tiered to the exercise price of the underlying eligible option.  Here is an example of how it works:
7  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation
Exercise Price Applicable
Exchange Ratio
No. of Eligible
Options
No. of Replacement
Options
$16.63 1.17 : 1 1000 855 (rounded to
nearest whole number)
$18.02 1.24 : 1 1000 806 (rounded to
nearest whole number)
$22.07 1.35 : 1 1000 741 (rounded to
nearest whole number)

Stock Option Exchange Offer
How the Exchange Works – Replacement Option Terms
• Replacement options will be granted under the Inphi Corporation 2010
Stock Incentive Plan.
• Exercise price of the replacement option will be close of market on Oct 22 or shortly thereafter
• Other than the exercise price, replacement options will generally remain subject to the same terms as the underlying eligible options, including vesting, expiration, etc.
8  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
How the Exchange Works
• Any options you surrender will be cancelled upon expiration of the Offer.
• Options that you choose not to exchange will remain outstanding subject to their existing exercise price and terms.
• You may withdraw a previous election to participate in the Offer by submitting appropriate paperwork prior to the expiration of the Offer.
• The Offer began on September 20, 2012 and will close on October 19,
2012 at 5 PM Pacific Time.
9
|  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
How to Participate
• Your personalized election form will detail the eligible options you hold, the applicable exchange ratio and the corresponding number of replacement options.
• You will need to carefully review all materials, complete and return the election form according to its instructions.
• To request a copy of any Offer document, contact Joel Rodriguez via email.
10  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
Taxation Highlights – United States
• Generally, under U.S. tax authorities, the Exchange should not be a taxable event.  You may, however, have taxable income when you exercise any replacement options.
• The specific tax consequences of your replacement option will depend on your personal circumstances.
• For more detail regarding tax consequences, refer to the Exchange Offer.
• You should see your personal tax and financial adviser.
CIRCULAR 230 DISCLAIMER. THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE
WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS
DISCLOSURE IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY
YOU, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU.
YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN
INDEPENDENT TAX ADVISOR.
11  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
Taxation Highlights – Japan, Korea, United Kingdom
JAPAN
•
The Exchange will likely not be considered a taxable event.  You will be subject to income tax, but not social insurance contributions when you exercise any replacement options.
KOREA
•
The Exchange will likely not be considered a taxable event.  You will, however, be subject to income tax and social insurance contributions (to the extent your income had not already exceed the applicable contribution ceiling) when you exercise any replacement options.
UNITED KINGDOM
•
The Exchange will not be considered a taxable event. You will be subject to income tax and employee National Insurance contributions (“NICs”) when you exercise any replacement options.  You will also be required to pay the employer NICs due at exercise.  You will be able to deduct the employer
NIC liability from your income tax liability.
12  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation

Stock Option Exchange Offer
Taxation Highlights – Singapore
• If you are subject to tax in Singapore, the Exchange is considered a taxable event.  However, there will likely not be a taxable amount at the time of the Exchange because the eligible options will likely have a fair value approximately equal to, or less than, the fair value of the replacement options.
13  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation
For more detail regarding potential tax consequences specific to a particular country, refer to the Exchange Offer.

Stock Option Exchange Offer
Contacts for Further Information
• At any time you may request a copy of any option exchange document by contacting Joel Rodriguez via email.
• If you have further questions about this Offer contact Aparna Bawa or
John Edmunds; contact information is obtainable through the company directory or will be provided to you orally at the presentation.
14  |  Inphi Corporation Stock Option Exchange Offer – Employee Presentation